Exhibit 99.2

First Quarter 2012

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2011 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to compete for limited investment opportunities; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended March 31,
	2012	2011
Revenues
Rental	$75,655	$69,093
Other property revenues	4,399	4,222
Other	222	216

Total revenues	80,276	73,531

Expenses
Property operating and maintenance (exclusive of items shown separately below)	34,637	32,617
Depreciation	19,341	18,752
General and administrative	4,285	4,116
Investment and development (1)	480	478
Other investment costs (1)	306	494

Total expenses	59,049	56,457

Operating income	21,227	17,074

Interest income	51	92
Interest expense	(11,645)	(14,475)
Amortization of deferred financing costs	(661)	(647)
Net gains on condominium sales activities (2)	6,904	744
Equity in income of unconsolidated real estate entities, net (3)	6,446	209
Other income (expense), net	(156)	16
Net loss on extinguishment of indebtedness (4)	(301)	-

Net income	21,865	3,013
Noncontrolling interests - consolidated real estate entities	(6)	11
Noncontrolling interests - Operating Partnership	(59)	1

Net income available to the Company	21,800	3,025
Dividends to preferred shareholders	(922)	(1,689)
Preferred stock redemption costs	-	(1,757)

Net income (loss) available to common shareholders	$20,878	$(421)

Per common share data - Basic (5)
Net income (loss) available to common shareholders	$0.39	$(0.01)

Weighted average common shares outstanding - basic	53,087	49,041

Per common share data - Diluted (5)
Net income (loss) available to common shareholders	$0.39	$(0.01)

Weighted average common shares outstanding - diluted	53,493	49,041

See Notes to Consolidated Financial Statements on page 6

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FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended March 31,
Funds From Operations	2012	2011
Net income (loss) available to common shareholders	$20,878	$(421)
Noncontrolling interests - Operating Partnership	59	(1)
Depreciation on consolidated real estate assets, net (6)	19,003	18,404
Depreciation on real estate assets held in unconsolidated entities	338	359
Gains on sales of depreciable real estate assets - unconsolidated entities	(6,055)	-

Funds from operations available to common shareholders and unitholders (A)	$34,223	$18,341

Funds from operations available to common shareholders and unitholders - core operations (B)	$27,319	$17,597
Funds from operations available to common shareholders and unitholders - condominiums	6,904	744

Funds from operations available to common shareholders and unitholders (A)	$34,223	$18,341

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$34,223	$18,341
Annually recurring capital expenditures	(2,941)	(2,127)
Periodically recurring capital expenditures	(1,377)	(1,292)
Non-cash straight-line adjustment for ground lease expenses	128	128
Net loss on early extinguishment of indebtedness	301	-
Preferred stock redemption costs	-	1,757

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$30,334	$16,807

Adjusted funds from operations available to common shareholders and unitholders - core operations (7) (D)	$23,430	$16,063
Adjusted funds from operations available to common shareholders and unitholders - condominiums (7)	6,904	744

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$30,334	$16,807

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.64	$0.37
Funds from operations per share or unit - core operations (B÷E)	$0.51	$0.35
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.56	$0.34
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.44	$0.32
Dividends declared	$0.22	$0.20
Weighted average shares outstanding (8)	53,612	49,581
Weighted average shares and units outstanding (8) (E)	53,764	49,752

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Real estate assets
Land	$299,720	$299,720
Building and improvements	2,089,259	2,085,929
Furniture, fixtures and equipment	253,753	251,663
Construction in progress	126,523	94,981
Land held for future development	50,982	55,396

	2,820,237	2,787,689
Less: accumulated depreciation	(785,996)	(767,017)
For-sale condominiums	48,767	54,845

Total real estate assets	2,083,008	2,075,517
Investments in and advances to unconsolidated real estate entities	5,667	7,344
Cash and cash equivalents	9,535	13,084
Restricted cash	6,280	5,126
Deferred financing costs, net	10,556	6,381
Other assets	30,335	31,612

Total assets	$2,145,381	$2,139,064

Liabilities and equity
Indebtedness	$939,263	$970,443
Accounts payable, accrued expenses and other	70,724	72,102
Investments in unconsolidated real estate entities	16,053	15,945
Dividends and distributions payable	11,837	11,692
Accrued interest payable	10,594	5,185
Security deposits and prepaid rents	10,143	9,334

Total liabilities	1,058,614	1,084,701

Redeemable common units	7,086	6,840

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
53,654 and 53,002 shares issued and 53,654 and 52,988 shares outstanding at March 31, 2012 and December 31, 2011, respectively	536	530
Additional paid-in-capital	1,076,439	1,053,612
Accumulated earnings	8,818	-
Accumulated other comprehensive income (loss)	(2,632)	(2,633)

	1,083,170	1,051,518
Less common stock in treasury, at cost, 100 and 113 shares at March 31, 2012 and December 31, 2011, respectively	(3,439)	(4,000)

Total Company shareholders’ equity	1,079,731	1,047,518
Noncontrolling interests - consolidated property partnerships	(50)	5

Total equity	1,079,681	1,047,523

Total liabilities and equity	$2,145,381	$2,139,064

See Notes to Consolidated Financial Statements on page 6

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)	A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2012 and 2011 is as follows:

	Three months ended March 31,
	2012	2011
Condominium revenues	$17,581	$13,675
Condominium costs and expenses	(11,289)	(12,931)

Gains on sales of condominiums, before income taxes	6,292	744
Income tax benefit	612	—

Net gains on sales of condominiums	$6,904	$744

3)

Equity in earnings of unconsolidated entities for the three months ended March 31, 2012 includes the Company’s $6,055 share of the gain on the sale of Post Biltmore™, previously owned by a 35% owned unconsolidated entity.

4)

The net loss on early extinguishment of indebtedness of $301 for the three months ended March 31, 2012 represents the write-off of a portion of the Company’s unamortized deferred loan costs associated with the refinancing of the Company’s lines of credit.

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of March 31, 2012, there were 53,805 units of the Operating Partnership outstanding, of which 53,654, or 99.7%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $79 and $150 for the three months ended March 31, 2012 and 2011, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 406 and 387 for the three months ended March 31, 2012 and 2011, respectively. The dilutive securities for the three months ended March 31, 2011 were antidilutive to the computation of income (loss) per share, as the Company reported a net loss attributable to common shareholders for this period under GAAP. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 119 and 153 for the three months ended March 31, 2012 and 2011, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income (loss) per share computations under GAAP using the “two-class method.”

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SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 25 for a year-to-date margin analysis. The operating performance and capital expenditures of the 50 communities containing 18,114 apartment units which were fully stabilized as of January 1, 2011, are summarized in the table below.

	Three months ended March 31,
	2012	2011	% Change
Revenues:
Rental and other revenue	$71,104	$65,851	8.0%
Utility reimbursements	2,216	2,166	2.3%

Total rental and other revenues	$73,320	$68,017	7.8%

Property operating and maintenance expenses:
Personnel expenses	6,818	6,740	1.2%
Utility expense	3,868	4,266	(9.3)%
Real estate taxes and fees	10,388	9,235	12.5%
Insurance expenses	1,120	1,060	5.7%
Building and grounds repairs and maintenance (1)	4,000	3,775	6.0%
Ground lease expense (2)	234	298	(21.5)%
Other expenses	1,826	2,017	(9.5)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,254	27,391	3.2%

Same store net operating income	$45,066	$40,626	10.9%

Same store net operating income margin	61.5%	59.7%	1.7%

Capital expenditures (3)
Annually recurring:
Carpet	$695	$644	7.9%
Other	2,111	1,385	52.4%

Total annually recurring	2,806	2,029	38.3%
Periodically recurring (3)	531	917	(42.1)%

Total capital expenditures (A)	$3,337	$2,946	13.3%

Total capital expenditures per unit (A ÷ 18,114 units)	$184	$163	12.9%

Average monthly rental rate per unit (4)	$1,320	$1,243	6.2%

Gross turnover (5)	49.3%	47.3%	2.1%

Net turnover (6)	43.2%	41.7%	1.5%

1)	Building and grounds repairs and maintenance includes $145 and $0 for the three months ended March 31, 2012 and 2011, respectively, related to exterior painting of communities.
2)	Ground lease expense reflects the cessation of ground lease expenses at the Company’s Post Renaissance® community, effective July 1, 2011.
3)

See Table 5 on page 26 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP. Periodically recurring capital expenditures includes $124 and $87 for the three months ended March 31, 2012 and 2011, respectively, related to the Company’s “resident design center” program.

4)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 23 for further information.

5)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
6)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of First Quarter of 2012 to First Quarter of 2011

(Increase (decrease) between periods)

	Three months ended March 31, 2012
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	7.9%		(0.1)%		13.7%		0.6%
Washington, D.C.	6.7%		6.8%		6.6%		1.9%
Dallas	7.7%		3.2%		11.3%		0.8%
Tampa	7.4%		7.3%		7.5%		(0.7)%
Charlotte	9.3%		1.3%		14.1%		1.1%
New York	5.5%		8.8%		2.8%		3.0%
Houston	9.5%		(9.9)%		25.4%		0.9%
Orlando	7.4%		2.2%		10.7%		0.4%
Austin	13.9%		14.0%		13.8%		1.4%

Total	7.8%		3.2%		10.9%		1.0%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

	Apartment Units	% of NOI Three months ended March 31, 2012			Physical Occupancy at March 31, 2012 (2)	Average Rental Rate Per Unit Three Months Ended March 31,
			Average Economic
			Occupancy (1)
			Three months ended
			March 31,
Market			2012	2011		2012 (3)
Atlanta	5,407	27.0%	96.6%	96.0%	95.7%	$1,168
Washington, D.C.	2,301	19.6%	94.8%	92.9%	95.0%	1,843
Dallas	4,559	19.1%	94.5%	93.7%	95.3%	1,101
Tampa	2,111	11.8%	97.0%	97.7%	95.7%	1,297
Charlotte	1,388	6.7%	95.8%	94.7%	95.1%	1,105
New York	337	4.3%	95.7%	92.7%	95.5%	3,744
Houston	837	4.5%	96.7%	95.8%	96.5%	1,264
Orlando	598	3.7%	97.6%	97.2%	96.8%	1,424
Austin	576	3.3%	96.0%	94.6%	95.8%	1,548

Total	18,114	100.0%	95.8%	94.8%	95.5%	$1,320

1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.0% and 93.4% for the three months ended December 31, 2012 and 2011, respectively. For the three months ended March 31, 2012 and 2011, net concessions were $335 and $796, respectively, and employee discounts were $209 and $199, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 23 for further information.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of First Quarter of 2012 to Fourth Quarter of 2011

	XXX,XXX	XXX,XXX	XXX,XXX
	Three months ended
	March 31, 2012	December 31, 2011	% Change
Rental and other revenue	$71,104	$70,084	1.5%
Utility reimbursements	2,216	2,240	(1.1)%

Total rental and other revenues	$73,320	$72,324	1.4%

Personnel expenses	6,818	6,439	5.9%
Utility expense	3,868	4,088	(5.4)%
Real estate taxes and fees	10,388	9,063	14.6%
Insurance expenses	1,120	876	27.9%
Building and grounds repairs and maintenance (1)	4,000	3,955	1.1%
Ground lease expense	234	234	0.0%
Other expenses	1,826	1,917	(4.7)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,254	26,572	6.3%

Same store net operating income (2)	$45,066	$45,752	(1.5)%

Average economic occupancy	95.8%	95.9%	(0.1)%

Average monthly rental rate per unit	$1,320	$1,305	1.2%

1)	Building and grounds repairs and maintenance includes $145 and $21 for the three months ended March 31, 2012 and December 31, 2011, respectively, related to exterior painting of communities.
2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of First Quarter of 2012 to Fourth Quarter of 2011

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	1.4%		3.1%		0.4%		0.2%
Washington, D.C.	1.3%		5.4%		(0.5)%		0.1%
Dallas	0.7%		7.7%		(4.0)%		(1.1)%
Tampa	2.3%		5.7%		0.4%		0.6%
Charlotte	1.0%		9.4%		(3.0)%		(0.1)%
New York	0.5%		16.0%		(10.1)%		0.6%
Houston	1.8%		(2.6)%		4.5%		(0.2)%
Orlando	2.7%		8.7%		(0.6)%		0.9%
Austin	2.4%		17.8%		(7.5)%		(0.1)%

Total	1.4%		6.3%		(1.5)%		(0.1)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at March 31, 2012 - Consolidated

		Percentage	Weighted Average Rate (1) March 31,
Type of Indebtedness	Balance	of Total Debt	2012	2011
Unsecured fixed rate senior notes	$375,775	40.1%	5.5%	5.5%
Secured fixed rate notes	458,565	48.8%	5.6%	5.7%
Unsecured bank term loan	100,000	10.6%	3.5%	-
Unsecured revolving lines of credit	4,923	0.5%	1.6%	2.5%

	$939,263	100.0%	5.3%	5.6%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)
Total fixed rate debt	$934,340	99.5%	4.3
Total variable rate debt - unhedged	4,923	0.5%	3.8

Total debt	$939,263	100.0%	4.3

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2012	$99,000		5.5%	$-	$-	-
2013	186,606		6.1%	-	-	-
2014	3,961		5.9%	-	-	-
2015	124,205	(9)	4.9%	-	-	-
2016	9,342	(3)	3.7%	-	-	-
Thereafter	516,149		5.1%	177,723	49,531	5.0%

	$939,263		5.3%	$177,723	$49,531	5.0%

Debt Statistics

	Three months ended March 31,
	2012	2011
Interest coverage ratio (4)(5)	3.5x	2.5x
Interest coverage ratio (including capitalized interest) (4)(5)	3.1x	2.5x

Fixed charge coverage ratio (4)(6)	3.2x	2.3x
Fixed charge coverage ratio (including capitalized interest) (4)(6)	2.9x	2.2x
Total debt to annualized income available for debt service ratio (7)	5.7x	7.0x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner's share of debt) (8)	33.6%	38.9%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner's share of debt) (8)	35.1%	40.4%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at March 31, 2011 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of March 31, 2012, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $4,923 outstanding on unsecured revolving lines of credit maturing in 2016.
4)	Calculated for the three months ended March 31, 2012 and 2011.
5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and interest expense to consolidated interest expense is included in Table 7 on page 27.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 27.

7)	A computation of this ratio is included in Table 7 on page 27.
8)	A computation of this debt ratio is included in Table 6 on page 26.
9)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.

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DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of March 31, 2012

Consolidated Debt to Total Assets cannot exceed 60%	32%
Secured Debt to Total Assets cannot exceed 40%	16%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.8x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	3.5x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of March 31, 2012
Consolidated debt, per balance sheet (A)	$939,263

Total assets, as defined (B) (Table A)	$2,912,086

Computed ratio (A÷B)	32%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$458,565

Computed ratio (C÷B)	16%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$939,263

Total secured debt (C)	(458,565)

Total unsecured debt (D)	$480,698

Total unencumbered assets, as defined (E) (Table A)	$2,300,382

Computed ratio (E÷D)	4.8x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$172,604

Annual Debt Service Charge, as defined (G) (Table B)	$49,568

Computed ratio (F÷G)	3.5x

Required minimum ratio	1.5x

Supplemental Financial Data	11| P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of March 31, 2012
Total real estate assets	$2,083,008
Add:
Investments in and advances to unconsolidated real estate entities	5,667
Accumulated depreciation	785,996
Other tangible assets	37,415

Total assets for public debt covenant computations	2,912,086
Less:
Encumbered real estate assets	(606,037)
Investments in and advances to unconsolidated real estate entities	(5,667)

Total unencumbered assets for public debt covenant computations	$2,300,382

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge – Annualized (1)

Consolidated income available for debt service	Three months ended March 31, 2012
Net income	$21,865
Add:
Depreciation	19,341
Depreciation (company share) of assets held in unconsolidated entities	338
Amortization of deferred financing costs	661
Interest expense	11,645
Interest expense (company share) of assets held in unconsolidated entities	747
Income tax expense, net	145
Other non-cash (income) expense, net	1,067
Net loss on early extinguishment of indebtedness	301
Less:
Gain on sale of real estate assets - unconsolidated entity, net	(6,055)
Gains on sales of real estate assets, net	(6,904)

Consolidated income available for debt service	$43,151

Consolidated income available for debt service (annualized)	$172,604

Annual debt service charge
Consolidated interest expense	$11,645
Interest expense (company share) of assets held in unconsolidated entities	747

Debt service charge	$12,392

Debt service charge (annualized)	$49,568

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2012 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

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SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT,

LAND HELD FOR FUTURE INVESTMENT AND ACQUISITION/DISPOSITION ACTIVITY

(In millions, except units, square footage and acreage) – (Unaudited)

Communities Under Development

	Occupancy(m)	Occupancy(m)	Occupancy(m)	Occupancy(m)	Occupancy(m)	Occupancy(m)	Occupancy(m)
Community	Location	Number of Units	Retail Sq. Ft. (1)	Estimated Total Cost	Costs Incurred as of 03/31/2012	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (2)
Post Carlyle Square™ - Phase II	Wash. DC	344	-	$95.0	$66.7	2Q 2012	4Q 2013
Post South Lamar™	Austin, TX	298	8,555	41.7	20.1	3Q 2012	4Q 2013
Post Midtown Square® - Phase III	Houston, TX	124	10,864	21.8	10.1	3Q 2012	4Q 2013
Post Lake® at Baldwin Park - Phase III	Orlando, FL	410	-	58.6	13.1	1Q 2013	3Q 2014
Post Parkside™ at Wade - Phase I	Raleigh, NC	392	18,148	55.0	10.5	1Q 2013	3Q 2014
Post Richmond Avenue™	Houston, TX	242	-	34.3	6.0	3Q 2013	4Q 2014

Total		1,810	37,567	$306.4	$126.5

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At March 31, 2012 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Centennial Park	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,775	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	10,026	26.6
Soho Square	Tampa, FL	5,168	4.1

Total Land Held for Future Investment		$50,982	54.3

Acquisition/Disposition Activity

	Occupancy(M)	Occupancy(M)	Occupancy(M)	Occupancy(M)	Occupancy(M)	Occupancy(M)	Occupancy(M)
Property Name	Quarter Acquired/ Disposed	Units	Retail Sq. Ft.	Year Completed	Gross Price (in thousands)	Cap Rate	Company’s Ownership %

Acquisitions
Post Katy Trail™	Q4 2011	227	9,080	2010	$ 48,500	5.0%(1)	100%
Dallas, TX

Dispositions
Post Biltmore™	Q1 2012	276	-	2002	$ 51,075	4.8%(2)	35%
Atlanta, GA

1)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also assumes the Company will initially spend approximately $0.5 million relating to closing costs and other amounts it plans to spend to improve the community.

2)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

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SUMMARY OF CONDOMINIUM PROJECTS

(In thousands, except unit and square foot data) - (Unaudited)

	The Ritz-Carlton Residences, Atlanta Buckhead		Four Seasons Private Residences, Austin

Project Data
Location	Atlanta, GA		Austin, TX
Residential square footage	245,539		292,741
Average unit square footage (1)	1,903		1,978
Quarter of first units available	3Q10		2Q10

Units as of 5/4/12 (2)
Closed	42		97
Under contract	15		8
Available for sale	72		43

Total	129		148

Quarterly Data		Per Sq. Ft.		Per Sq. Ft.
Balance Sheet/Cost Data as of 3/31/12
Condominium book value	$16,521		$32,246
Condominium estimated cost to complete	$2,085		$1,379
Estimated book value at completion	$18,606	$112	$33,625	$293
Projected total cost (before impairment losses)	$112,500	$458	$138,500	$473

Units Closed as of 3/31/12
Quarter	10		9
Year to date	10		9
Project to date	39		95

Square Footage of Units Closed as of 3/31/12 (1)
Quarter	20,819		14,587
Year to date	20,819		14,587
Project to date	79,301		177,860

Gross Revenue as of 3/31/12
Quarter	$8,269	$397	$9,312	$638
Year to date	$8,269	$397	$9,312	$638
Project to date	$31,979	$403	$109,793	$617

Cash flow from sales as of 3/31/12 (3)
Quarter	$5,360	$257	$7,455	$511
Year to date	$5,360	$257	$7,455	$511
Project to date	$18,528	$234	$87,340	$491

1)	Average square footage information is based on approximate amounts, and individual unit sizes may vary.
2)

Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

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CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2012 and 2011 is provided below.

	Three months ended March 31,
	2012	2011
New community development and acquisition activity (1)	$31,231	$13,887
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	711	139
Other community additions and improvements (3)	1,377	1,292
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,941	2,127
Corporate additions and improvements	79	150

	$36,339	$17,595

Other Data
Capitalized interest	$1,321	$432

Capitalized development and associated costs (5)	$806	$470

1)

Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years. There was no acquisition activity for the three months ended March 31, 2012 or 2011.

2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

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INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of March 31, 2012						Three months ended March 31, 2012
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,994	$39,565	(2)	$9,582	$(4,604	) (1)	$690	$(1)
Post Crest® (1)	64,349	46,158	(2)	11,130	(6,965	) (1)	741	(14)
Post Lindbergh® (1)	60,664	41,000	(3)	14,214	(4,484	) (1)	713	(9)
Post Biltmore™ (7)	-	-		1,677	736		-	6,034
Post Massachusetts Avenue™	70,406	51,000	(4)	5,760	4,931		1,806	436

Total	$250,413	$177,723		$42,363	$(10,386)		$3,950	$6,446	$193	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.
7)

The unconsolidated entity that owned this apartment community sold it to a third party for gross proceeds of approximately $51,075 in February 2012. The mortgage note of $29,272 was repaid in full upon the sale of the apartment community, and the cash proceeds were distributed to its members. The Company recognized its share of the gain on the sale of this community of $6,055 in its equity in earnings of unconsolidated entities on the consolidated statement of operations for the three months ended March 31, 2012. Entity NOI through the date of sale was excluded from the above table since amounts are reported as discontinued operations at the unconsolidated entity level.

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NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended March 31, 2012	Adjustments		As Adjusted (3)
Rental revenues	$75,655	$(385)	(2)	$75,270
Other property revenues	4,399	36	(2)	4,435

Total rental and other revenues (A)	80,054	(349)		79,705
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	34,637	(4,256)	(2)	30,381

Property net operating income (Table 1) (A-B)	$45,417	$3,907		$49,324

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,391)
Assumed property capital expenditure reserve
($300 per unit per year based on 18,691 units)				(1,402)

Adjusted property net operating income				$45,531

Annualized property net operating income (C)				$182,124

Apartment units represented (D)	21,622	(2,931)	(2)	18,691

Other Asset Data	As of March 31, 2012	Adjustments		As Adjusted
Cash & equivalents	$9,535	$-		$9,535
Real estate assets under construction, at cost (4)	126,523	-		126,523
Land held for future investment	50,982	-		50,982
For-sale condominiums	48,767	-		48,767
Investments in and advances to unconsolidated real estate entities (5)	5,667	(5,667)	(5)	-
Restricted cash and other assets	36,615	-		36,615
Cash & other assets of unconsolidated apartment entities (6)	6,478	(4,545)	(6)	1,933

Total (E)	$284,567	$(10,212)		$274,355

Other Liability Data
Indebtedness (7)	$939,263	$(11,010)	(7)	$928,253
Investments in unconsolidated real estate entities (5)	16,053	(16,053)	(5)	-
Other liabilities (including noncontrolling interests) (8)	103,298	(7,413)	(8)	95,885
Total liabilities of unconsolidated apartment entities (9)	180,641	(130,294)	(9)	50,347

Total (F)	$1,239,255	$(164,770)		$1,074,485

Other Data

	As of March 31, 2012
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	53,654
Common units outstanding	151

Total (H)	53,805	$46.86	$2,521,302

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,364,824

Implied Portfolio Capitalization Rate (C÷I)			5.4%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the quarter ended March 31, 2012, for properties stabilized as of January 1, 2012, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of January 1, 2012, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Supplemental Financial Data	17 | P a g e

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2012, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities under construction	$-	$-	$-	(1,810)
Company share of unconsolidated entities	1,752	122	626	(1,077)
Minority share of consolidated real estate entity	(514)	(2)	(231)	(44)
Corporate property management expenses	-	-	(2,961)	-
Corporate apartments and other	(1,623)	(84)	(1,690)	-

	$(385)	$36	$(4,256)	(2,931)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended March 31, 2012:

	Rental and Other Revenues	Property Operating & Maintenace Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$20,957	$8,088	$12,869	26.1%	5,707
Washington DC	13,740	4,251	9,489	19.3%	2,395
Dallas	16,181	7,000	9,181	18.6%	4,786
Tampa	8,509	3,170	5,339	10.8%	2,111
Charlotte	4,663	1,620	3,043	6.2%	1,388
New York	3,087	1,455	1,632	3.3%	293
Houston	3,245	1,205	2,040	4.1%	837
Orlando	2,662	1,003	1,659	3.4%	598
Austin	2,692	1,203	1,489	3.0%	576
Commercial	3,969	1,386	2,583	5.2%	-

Total	$79,705	$30,381	$49,324	100.0%	18,691

Approximate commercial Sq. Ft.					700,000

4)	The “As Adjusted” amount represents the CIP balance per the Company’s balance sheet consisting of the following:

Post Carlyle Square™ - Phase II	$ 66,685
Post South Lamar™	20,120
Post Midtown Square® - Phase III	10,087
Post Parkside™ at Wade	10,484
Post Lake® at Baldwin Park - Phase III	13,143
Post Richmond Avenue™	6,004

$126,523

5)

The adjustment reflects a reduction for the investments in unconsolidated entities, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of March 31, 2012” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of March 31, 2012” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $7,464, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of March 31, 2012” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

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NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income (loss)” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | P a g e

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Supplemental Financial Data	20 | P a g e

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended
	March 31, 2012	March 31, 2011	December 31, 2011
Total same store NOI	$45,066	$40,626	$45,752
Property NOI from other operating segments	351	72	(204)

Consolidated property NOI	45,417	40,698	45,548

Add (subtract):
Interest income	51	92	39
Other revenues	222	216	232
Depreciation	(19,341)	(18,752)	(18,880)
Interest expense	(11,645)	(14,475)	(13,672)
Amortization of deferred financing costs	(661)	(647)	(712)
General and administrative	(4,285)	(4,116)	(3,768)
Investment and development	(480)	(478)	(148)
Other investment costs	(306)	(494)	(157)
Gains on condominium sales activities, net	6,904	744	1,757
Equity in income of unconsolidated real estate entities, net	6,446	209	211
Other income (expense), net	(156)	16	389
Net loss on extinguishment of indebtedness	(301)	-	(6,919)

Net income	$21,865	$3,013	$3,920

Supplemental Financial Data	21 | P a g e

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q1 ‘12 vs. Q1 ‘11 % Change	Q1 ‘12 vs. Q4 ‘11 % Change	Q1 ‘12 % Same Store NOI
	March 31, 2012	March 31, 2011	December 31, 2011
Rental and other revenues
Atlanta	$19,970	$18,513	$19,687	7.9%	1.4%
Washington, D.C.	12,854	12,049	12,691	6.7%	1.3%
Dallas	15,123	14,047	15,018	7.7%	0.7%
Tampa	8,509	7,922	8,314	7.4%	2.3%
Charlotte	4,663	4,267	4,618	9.3%	1.0%
New York	3,602	3,413	3,585	5.5%	0.5%
Houston	3,245	2,964	3,189	9.5%	1.8%
Orlando	2,662	2,479	2,592	7.4%	2.7%
Austin	2,692	2,363	2,630	13.9%	2.4%

Total rental and other revenues	73,320	68,017	72,324	7.8%	1.4%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	7,816	7,822	7,578	(0.1)%	3.1%
Washington, D.C.	4,024	3,768	3,818	6.8%	5.4%
Dallas	6,527	6,324	6,062	3.2%	7.7%
Tampa	3,170	2,954	2,998	7.3%	5.7%
Charlotte	1,620	1,600	1,481	1.3%	9.4%
New York	1,686	1,550	1,454	8.8%	16.0%
Houston	1,205	1,337	1,237	(9.9)%	(2.6)%
Orlando	1,003	981	923	2.2%	8.7%
Austin	1,203	1,055	1,021	14.0%	17.8%

Total	28,254	27,391	26,572	3.2%	6.3%

Net operating income
Atlanta	12,154	10,691	12,109	13.7%	0.4%	27.0%
Washington, D.C.	8,830	8,281	8,873	6.6%	(0.5)%	19.6%
Dallas	8,596	7,723	8,956	11.3%	(4.0)%	19.1%
Tampa	5,339	4,968	5,316	7.5%	0.4%	11.8%
Charlotte	3,043	2,667	3,137	14.1%	(3.0)%	6.7%
New York	1,916	1,863	2,131	2.8%	(10.1)%	4.3%
Houston	2,040	1,627	1,952	25.4%	4.5%	4.5%
Orlando	1,659	1,498	1,669	10.7%	(0.6)%	3.7%
Austin	1,489	1,308	1,609	13.8%	(7.5)%	3.3%

Total same store NOI	$45,066	$40,626	$45,752	10.9%	(1.5)%	100.0%

Average rental rate per unit
Atlanta	$1,168	$1,092	$1,155	7.0%	1.1%
Washington, D.C.	1,843	1,787	1,832	3.1%	0.6%
Dallas	1,101	1,032	1,084	6.7%	1.6%
Tampa	1,297	1,205	1,281	7.6%	1.3%
Charlotte	1,105	1,018	1,091	8.5%	1.3%
New York	3,744	3,672	3,749	2.0%	(0.1)%
Houston	1,264	1,174	1,236	7.7%	2.2%
Orlando	1,424	1,336	1,405	6.6%	1.4%
Austin	1,548	1,426	1,522	8.6%	1.7%
Total average rental rate per unit	1,320	1,243	1,305	6.2%	1.2%

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Table 3 - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2012 Avg. Monthly Rent		Q1 2012 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,016	$1,591	$1.57	96.4%
Post Brookhaven®	1990-1992	735	933	993	1.06	96.0%
Post Chastain®	1990/2008	558	866	1,114	1.29	97.2%
Post Collier Hills® (1)(2)	1997	396	948	1,035	1.09	96.9%
Post Gardens®	1998	397	1,039	1,191	1.15	95.4%
Post Glen® (2)	1997	314	1,076	1,172	1.09	98.5%
Post Lindbergh® (1)(2)	1998	396	910	1,074	1.18	96.8%
Post Peachtree Hills®	1992-1994/2009	300	978	1,235	1.26	95.6%
Post StratfordTM	2000	250	999	1,182	1.18	95.8%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,067	1.03	96.7%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,141	1.13	97.0%

Midtown
Post ParksideTM (2)	2000	188	885	1,360	1.54	95.1%
Post Renaissance®	1992-1994	342	908	1,028	1.13	95.0%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,013	0.98	96.4%
Post Riverside®	1998	522	1,062	1,424	1.34	97.2%
Post SpringTM (2)	2000	452	977	1,009	1.03	97.6%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	1,008	1.19	93.5%
Post EastsideTM	2008	435	910	1,098	1.21	93.6%
Post Legacy (2)	2000	384	810	994	1.23	94.7%
Post Sierra at Frisco Bridges™	2009	268	896	1,070	1.19	93.1%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,810	1.48	94.1%
Post Cole’s CornerTM	1998	186	799	1,096	1.37	96.2%
Post GalleryTM	1999	34	2,307	2,738	1.19	93.6%
Post HeightsTM	1998-1999/2009	368	845	1,269	1.50	94.8%
Post Katy Trail™	2010	227	898	1,584	1.76	96.0%
Post MeridianTM	1991	133	780	1,235	1.58	94.7%
Post SquareTM	1996	218	863	1,223	1.42	94.8%
Post Uptown VillageTM	1995-2000	496	735	1,035	1.41	97.0%
Post VineyardTM	1996	116	733	1,086	1.48	97.0%
Post VintageTM	1993	160	750	1,114	1.49	97.9%
Post WorthingtonTM (2)	1993/2008	334	820	1,377	1.68	93.1%

Supplemental Financial Data	23 | P a g e

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2012 Avg. Monthly Rent		Q1 2012 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Austin
Post Barton Creek™	1998	160	1,162	$1,571	$1.35	98.7%
Post Park Mesa™	1992	148	1,091	1,303	1.19	96.9%
Post West Austin™	2009	329	889	1,359	1.53	94.1%

Houston
Post Midtown Square®	1999-2000	529	759	1,174	1.55	94.6%
Post Rice LoftsTM	1998	308	906	1,419	1.57	95.3%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,333	1.32	98.2%
Post Harbour PlaceTM	1999-2002	578	920	1,416	1.54	97.5%
Post Hyde Park® (2)	1996-2008	467	1,011	1,371	1.36	98.3%
Post Rocky Point® (2)	1996-1998	916	1,031	1,179	1.14	95.7%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,465	1.45	97.0%
Post ParksideTM	1999	248	852	1,367	1.60	98.4%

Charlotte
Post Ballantyne (2)	2004	323	1,252	1,071	0.86	92.6%
Post Gateway PlaceTM (2)	2000	436	806	1,022	1.27	95.9%
Post Park at Phillips Place®	1998	402	1,099	1,252	1.14	97.2%
Post Uptown PlaceTM	2000	227	800	1,051	1.31	97.0%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,679	1.71	97.1%
Post Park®	2010	396	975	1,580	1.62	94.3%
Virginia
Post Carlyle Square™	2006	205	861	2,414	2.80	96.9%
Post Corners at Trinity Centre (2)	1996	336	994	1,549	1.56	96.2%
Post Pentagon Row TM	2001	504	853	2,275	2.67	93.6%
Post Tysons Corner TM	1990	499	810	1,695	2.09	92.9%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	884	3,018	3.41	95.4%

New York City
Post Luminaria TM (2)(3)	2002	138	721	3,737	5.18	96.1%
Post Toscana TM (2)	2003	199	817	3,748	4.59	95.4%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.

Supplemental Financial Data	24 | P a g e

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Three months ended March 31, 2012
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$73,320	$28,254	$45,066	61.5%	38.5%
Acquired communities	1,058	474	584	55.2%	44.8%
Other property segments:
Corporate apartments	1,707	1,562	145	8.5%	91.5%
Commercial	3,969	1,386	2,583	65.1%	34.9%
Corporate property management expenses (1)	—	2,961	(2,961)

	$80,054	$34,637

Consolidated property NOI (2)			$45,417

Third-party management fees			$193

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$2,961
Less: Third-party management fees	(193)

Net property management expenses	$2,768

Denominator:
Total rental and other property revenues	$80,054
Less: Corporate apartment revenues	(1,707)

Adjusted property revenues	$78,347

Net property management expenses as a percentage of adjusted property revenues	3.5%

2)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income (loss).

Supplemental Financial Data	25 | P a g e

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2012	2011
Annually recurring capital expenditures by operating segment
Same store communities	$2,806	$2,029
Acquired communities	25	-
Other segments	110	98

Total annually recurring capital expenditures	$2,941	$2,127

Periodically recurring capital expenditures by operating segment
Same store communities	$531	$917
Acquired communities	-	-
Other segments	846	375

Total periodically recurring capital expenditures	$1,377	$1,292

Total revenue generating capital expenditures	$711	$139

Total property capital expenditures per statements of cash flows	$5,029	$3,558

Table 6 - Computation of Debt Ratios (In thousands)
	As of March 31,
	2012	2011

Total real estate assets per balance sheet	$2,083,008	$2,027,500
Plus:
Company share of real estate assets held in unconsolidated entities	59,748	71,210
Company share of accumulated depreciation - assets held in unconsolidated entities	9,896	11,132
Accumulated depreciation per balance sheet	785,996	711,111

Total undepreciated real estate assets (A)	$2,938,648	$2,820,953

Total debt per balance sheet	$939,263	$1,036,770
Plus:
Company share of third party debt held in unconsolidated entities	49,531	59,601

Total debt (adjusted for joint venture partners’ share of debt) (B)	$988,794	$1,096,371

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners' share of debt) (B÷A)	33.6%	38.9%

Total debt per balance sheet	$939,263	$1,036,770
Plus:
Company share of third party debt held in unconsolidated entities	49,531	59,601
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,032,186	$1,139,763

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	35.1%	40.4%

Supplemental Financial Data	26 | P a g e

Table 7 - Computation of Coverage Ratios

(In thousands)

	Three months ended March 31,
	2012	2011
Net income (loss)	$21,865	$3,013
Other non-cash (income) expense, net	1,067	1,260
Income tax expense, net	145	283
Gains on sales of real estate assets, net	(6,904)	(744)
Gain on sale of real estate assets - unconsolidated entity, net	(6,055)	-
Net loss on early extinguishment of indebtedness	301	-
Depreciation expense	19,341	18,752
Depreciation (company share) of assets held in unconsolidated entities	338	359
Interest expense	11,645	14,475
Interest expense (company share) of assets held in unconsolidated entities	747	854
Amortization of deferred financing costs	661	647

Income available for debt service (A)	$43,151	$38,899

Annualized income available for debt service (B)	$172,604	$155,596

Interest expense	$11,645	$14,475
Interest expense (company share) of assets held in unconsolidated entities	747	854

Adjusted interest expense (C)	12,392	15,329
Capitalized interest	1,321	432

Adjusted interest expense (including capitalized interest) (D)	$13,713	$15,761

Adjusted interest expense	$12,392	$15,329
Dividends to preferred shareholders	922	1,689

Fixed charges (E)	13,314	17,018
Capitalized interest	1,321	432

Fixed charges (including capitalized interest) (F)	$14,635	$17,450

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$988,794	$1,096,371

Interest coverage ratio (A÷C)	3.5x	2.5x

Interest coverage ratio (including capitalized interest) (A÷D)	3.1x	2.5x

Fixed charge coverage ratio (A÷E)	3.2x	2.3x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	2.9x	2.2x

Total debt to annualized income available for debt service ratio (G÷B)	5.7x	7.0x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

March 31, 2012

Total Company shareholders’ equity per balance sheet	$1,079,731
Plus:
Accumulated depreciation, per balance sheet	785,996
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	7,086
Less:
Deferred financing costs, net, per balance sheet	(10,556)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,818,865

Total common shares and units (B)	53,805

Company undepreciated book value per share (A÷B)	$33.80

Supplemental Financial Data	27 | P a g e